UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 28, 2023

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West

Suite 205

Fort Mill, SC 29708

(Address of principal executive offices, including zip code)

(973) 691-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John P. Francis.

Effective January 2, 2024 (the “Effective Date”), the Board of Directors (the “Board”) of the registrant, Catheter Precision, Inc. (the “Company”), has appointed John P. Francis to serve as a Class III director, with his term expiring at the annual meeting occurring in calendar year 2024.  His appointment fills the vacancy created by the previously reported resignation of Susanne Meline that occurred on December 28, 2023.  Mr. Francis is Ms. Meline’s spouse.  Mr. Francis has been appointed to the Nominating and Corporate Governance Committee, of which he shall serve as Chairman, and the Audit Committee.

Mr. Francis acquired beneficial ownership of Company securities in the January 9, 2023 merger (the “Merger”) in which the Company (then known as Ra Medical Systems, Inc.) acquired Catheter Precision, Inc., a privately held Delaware corporation which ultimately merged into the Company’s wholly owned subsidiary, now named Catheter Precision, LLC.  The John P Francis SEP IRA, a Simplified Employee Pension Individual Retirement Arrangement for which investment and voting decisions are made by Mr. Francis, received 14.056 shares of the Company’s Series X Convertible Preferred Stock, par value $0.0001 per share (the “Series X Preferred”), in the Merger.  A portion of such shares subsequently converted into 2,575 shares of Company Common Stock upon shareholder approval, and the remainder (11.481 shares) remains contingently convertible subject to certain ownership blockers, at a ratio of one share of Series X Preferred to one thousand shares of Company Common Stock.  The Series X Preferred has no voting rights.  On the closing date of the Merger, the value of the Series X Preferred received would be, if computed using the closing price of the Company’s Common Stock on that date of $6.41, and without application of any discount for lack of voting rights and ownership blockers, $90,098.96.

Also as of the Effective Date, the Board has named David Jenkins Chief Executive Officer of the Company.  Mr. Jenkins, who has served as the Company’s Executive Chairman of the Board and interim Chief Executive Officer, and as its principal executive officer for SEC reporting purposes, since April 28, 2023, as previously reported on the Company’s Form 8-K filed on April 19, 2023, will also continue to serve as Executive Chairman of the Board as principal executive officer. Biographical information and information regarding related party transactions with respect to Mr. Jenkins is contained in Part III, Items 10 and 13 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, which Items are incorporated by reference herein.

In addition, the Board has named Margrit Thomassen, age 53, to serve as interim Chief Financial Officer and Secretary as of the Effective Date.  Ms. Thomassen replaces Steve Passey, whose employment was terminated on December 28, 2023, effective December 31, 2023.  Ms. Thomassen has served as Controller of the Company since the Merger.  Her current annual salary is $144,000 per year.  From 2005 until 2023 she worked as Chief Financial Officer of SeaCap Management LLC, an affiliate of Mr. Jenkins, on various investment opportunities handling accounting, tax, management and human resources tasks.  In 2021, she assumed the role of Controller at the predecessor of Catheter Precision, LLC, our wholly owned operating subsidiary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date: January 4, 2024	By:	/s/ David Jenkins
David Jenkins
Executive Chairman of the Board and Chief Executive Officer

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